Exhibit 5.1

August 25, 2005

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

402 W. BROADWAY, SUITE 2300

SAN DIEGO, CA 92101-3542

619.234.6655 TEL

619.234.3510 FAX

www.foley.com

WRITER’S DIRECT LINE

619.685-4615

kpolin@foley.com EMAIL

CLIENT/MATTER NUMBER

051618-0104

MSO Holdings, Inc.

2333 Waukegan Road, Suite 175

Bannockburn, IL 60015

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by MSO Holdings, Inc., a Delaware corporation (the “Company”) of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 16,918,473 shares (the “Shares”) of the Company’s common stock, par value $0.001, on behalf of the selling shareholder named therein, including:

(i)                                     up to 2,925,584 shares of the Company’s common stock (the “Common Shares”);

(ii)                                  up to 12,562,262 shares of common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock (the “Conversion Shares”); and

(iii)                               up to 1,430,627 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase the Company’s common stock (the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares have been validly issued are fully-paid and non-assessable, (ii) the Conversion Shares when issued in accordance with the terms of the Amended and Restated Certificate of Incorporaiton will be validly issued, fully-paid and non-assessable, and (ii) the Warrant Shares when issued and sold in accordance with the terms of the Warrants will be validly issued, fully-paid and non-assessable.

Brussels CHICAGO Detroit JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK	ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C. WEST PALM BEACH	017.270440.1

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Foley & Lardner LLP

/s/ Foley & Lardner, LLP